2013 Credit Suisse Engineering & Construction Conference June 6, 2013 Exhibit 99.1

2 Forward-Looking Statements Fiscal 2013 year to date and interim results are unaudited. This presentation contains “forward-looking statements” which are statements relating to future events, future financial performance, strategies, expectations, and the competitive environment. All statements, other than statements of historical facts, contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Additionally, forward-looking statements may include statements of expectations regarding our acquisition of the businesses of the telecommunications infrastructure services subsidiaries of Quanta Services, Inc. (the “acquired subsidiaries”), including expected benefits and synergies of the transaction, future financial and operating results and future opportunities for the combined businesses, and other statements regarding events or developments that the Company believes or anticipates will or may occur in the future as a result of the recently completed acquisition. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “forecast,” “may,” “should,” “could,” “project,” “looking ahead” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of whether or at what time such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to factors described under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended July 28, 2012 and Quarterly Report on Form 10-Q for the quarter ended January 26, 2013, and other risks outlined in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. We believe that the presentation of certain Non-GAAP financial measures provides information that is useful to investors because it allows for a more direct comparison of our performance for the period with our performance in the comparable prior-year periods. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included at the end of this presentation. We caution that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Non-GAAP Financial Measures

3 Positioned for strong equity returns  A leading supplier of specialty contracting services to telecommunication providers nationwide  Telecommunications networks fundamental to economic progress  Firm end market opportunities  Wireless network upgrades  FTTx deployments  Wireless backhaul  Fiber deployments to businesses  Increased market share as our customers consolidate vendor relationships and reward scale  Capital allocation strategy designed to produce strong equity returns

4 Nationwide Footprint and Significant Resources Note: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures.  Headquartered in Palm Beach Gardens, Florida  Nationwide footprint  Operates in 49 states and in Canada  Over 40 operating subsidiaries and hundreds of field offices  Fiscal 2013 third quarter revenues of $437.4 million grew organically 6.2% year over year  Strong financial profile  Cash and equivalents of $18.2 million at April 27, 2013  $400 million Senior Credit Facility maturing in December 2017  7.125% Senior Subordinated Notes due 2021  Over 10,300 employees

5 Services Crucial to Customer Success Engineering Underground Facility Locating Outside Plant & Equipment Installation Premise Equipment Installation Wireless Services

6 88.0% 7.3%4.7% Intensely Focused on Telecommunications Market Contract Revenue $437.4 million Quarter Ended April 27, 2013 Telecommunications Underground Facility Locating Electric and Gas Utilities and Other Construction and Maintenance

7 Strong Secular Trend Quar terl y G D P C hang e U .S . In terne t Pro to c ol T ra ffic (Pe tab yte s per M on th ) Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis “…what we've seen today is 13 billion devices connected. Projection by 2015 for that to grow to 25 billion, and by the end of the decade, 50 billion. Just about 99% of things that could be connected are not connected yet. There is still a lot of analog out there. There's still a lot of opportunity to connect things. And so, that's going to drive a whole new opportunity. Video will play a huge part in this. Mobility will play a huge part in this. Video will be 86% of all Internet traffic by 2016.” Gary Moore, President and COO, Cisco, Inc. – February 2013

8 - 50,000 100,000 150,000 200,000 250,000 300,000 350,000 US cell sites US Towers Key Driver: Wireless Network Upgrades “…Project VIP, as you know, is a major initiative for us we announced last November. It says that by year-end 2014 we will expand to cover LTE to more than 300 million POPs in the US. That's going to involve adding more than 10,000 macro sites, adding more than 1,000 distributed antenna systems -- and, frankly, I think it will be significantly more than that based on our current rate -- and more than 40,000 small cells.” Bill Smith, President - Network Operations, AT&T Inc. – May 2013 Sources: CTIA  Wireless network spending increasing faster than overall spending  Dycom entered wireless market in December 2010 and is further expanding its wireless services to key customers  Strong growth opportunities as industry migrates from 3G to 4G technologies

9 0 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 1Q 08 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 Cumulative Subscribers Verizon FiOS Video AT&T U-Verse Key Driver: FTTx Deployments “In Wireline, U-verse continues to shine. We had our best-ever U-verse high-speed Internet sales in the first quarter. This drove positive broadband growth. In fact, we had our best total Wireline broadband growth in nine quarters.[…] Our U-verse VIP deployments will begin rolling out later this year. But the incredible first quarter U-verse results add to our confidence in making this a larger part of our growth strategy. We had record-high speed IP broadband net adds, along with increasing U-verse video gains. We continue to gain market share in areas where we offer U-verse and Project VIP expands those areas even more ” John Stephens, Senior EVP and Chief Financial Officer, AT&T – April 2013 Sources: Individual Company Releases  A significant competitive response by telephone companies to cable MSO’s  Key customer reaccelerating spending for fiber to the home and businesses

Key Driver: Wireless Backhaul





Mobile Data Traffic Growth Relative to 2009



50X
40X
30X
20X
10X
0X
2009
2010
2011
2012
2013E
2014E
Yankee Group
Coda Research
Cisco Systems, Inc.
Average

Sources: FCC OBI Technical Paper 6, Mobile Broadband: The Benefits of Additional Spectrum

"…a third key strategic initiative is investing in fiber builds to as many towers in our service areas as economically feasible. During the first quarter, we completed approximately 800 fiber-to-the-tower builds, for a total of over 15,500 across our footprint. We currently expect to complete a total of 4,000 to 5,000 builds in 2013. We believe our fiber-to-the-tower program helps solidify our wholesale access revenue for the long term, and assists in stabilization of our revenue trend. "

Glen Post III, CEO & President, CenturyLink, Inc. - May 2013

- Very attractive returns to our customers
- Telephone, cable and other companies aggressively deploying fiber to provide wireless backhaul services
- Continues to provide significant growth opportunities

DYCOM INDUSTRIES INC.

10

11 $9.5B $20.0B $27.5B 2012 Business Services Revenue $5.0 Billion Addressable Business Services Market $57 Billion “The business services side, it's $2.6 billion business, growing at 34%. It has both the SMB, or small and medium business component, which is about 85% of the business, as well as the mid- market, which is about 15% of the business. We are going to be investing in the midmarket size more heavily, where we are going to extend our network to drive Metro E. It's going to be a fiber network, and we see great investment opportunity there.” Neil Smit, EVP and President & CEO, Comcast Cable – March 2013 Sources: Individual Company Releases & Transcripts $0.7B $1.9B $2.4B Key Driver: Fiber to Businesses  Emerging as an industry battleground  Multi-year cap-ex trajectory provides visible revenue opportunities  Leverages Dycom’s existing cable engineering and construction resources

12 Subsidiaries Dycom’s Nationwide Presence Local Credibility, National Capability Dycom Headquarters Subsidiary Headquarters

13 Focused on High Value Profitable Growth  Anticipating emerging technology trends which drive capital spending Deliberately targeting high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities Selectively acquiring businesses which complement our existing footprint and enhance our customer relationships, as evidenced with recent M&A activity Leveraging our scale and expertise to expand margins through best practices

14 18% 14% 10% 9%8% 5% 4% 2% 2% 1% 27% Blue-chip, predominantly investment grade clients comprise the vast majority of revenue Well Established Customers Quarter Ended April 27, 2013 Customer Revenue Breakdown Comcast AT&T CenturyLink Verizon Windstream Charter Ericsson Time Warner Cable Other Frontier Wilkes Telephone

15 $- $50 $100 $150 $200 $250 $300 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 AT&T Comcast CenturyLink Verizon Adelphia Charter Comm Time Warner Cable Windstream $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Top 5 All Other $588 $842 $958 $995 $1,138 $1,230 $1,107 $989 71% 72% 72% 67% 66% 66%66% 67% 33%34%33%28%28%29% 34%34% $1,036 62% 38% $1,201 60% 40% Durable Customer Relationships R e v enue ( $ in mil lions ) For comparison purposes, when customers have been combined through acquisition or merger, their revenues have been combined for all periods. Numbers reflect Dycom prior to the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc.

16 64.4% 12.6% 23.0%  Revenue By Contract Type Quarter Ended April 27, 2013 Anchored by Long-Term Agreements Master Service Agreements Long-term contracts Short-term contracts  Master Service Agreements (MSA’s)  Multi-year, multi-million dollar arrangements covering thousands of individual work orders  Generally exclusive requirement contracts  Long-term contracts relate to specific projects with terms in excess of one year from the contract date  Dycom is party to numerous MSA’s and other arrangements with customers that extend for periods of one or more years and generally has multiple agreements with each customer  Short-term contracts relate to spot market requirements  Significant majority of contracts are based on units of delivery

17 Note: Amounts represent cumulative cash flow for fiscal 2003 – April 27, 2013; Q2-13 Acquisition is the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. See “Regulation G Disclosure” for a summary of amounts. Robust Cash Flow - Investing for Growth $933 million Cash flow from operations $482 million Provided by borrowings, other financing and investing activities and beginning cash on hand Cumulative Cash Flows Fiscal 2003 – April 27, 2013 $1.415 Billion for Investment $477 $347 $312 $319 $- $200 $400 $600 $800 Capital Expenditures Business Acquisitions Share Repurchases Capital Investments FY 2003 - April 2013 Q2-13 Acquisition $666 FY 2003 - 2012($ in millions)

Financial Update

19 Financial Overview Organic revenue growth of 6.2% during Q3-2013 Solid margins and earnings Stable balance sheet Strong cash flows and liquidity Capital structure designed to produce strong equity returns

20 $304 $320 $267 $296 $318 $323 $293 $314 $76 $123 $- $60 $120 $180 $240 $300 $360 $420 $480 Q4-11 Q1-12 Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Quarterly Contract Revenues ($ in millions) Acquired Subsidiaries $369 $437 (12.0)% (10.5)% 2.0% 15.4% 4.0% (15)% (10)% (5)% 0% 5% 10% 15% 20% FY2009 FY2010(a) FY2011 FY2012 FY 2013 (Q3 YTD) Annual Organic Growth Organic growth trend since fiscal 2009 Nine consecutive quarters of organic growth 5.4% 15.2% 19.2% 17.3% 9.0% 2.4% 3.5% 6.2% (10)% (5)% 0 5% 10% 15% 20% 25% Q4-11 Q1-12 Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Quarterly Organic Growth Revenue increases driven by growth within existing contracts, services to wireless providers, and rural broadband projects Quarterly results exhibit seasonal weather patterns $1,107 $989 $1,036 $1,201 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 FY2009 FY2010(a) FY2011 FY2012 Annual Contract Revenues ($ in millions) Note: Subsidiaries acquired in Q2-13 represent the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. (the “Acquisition”). Numbers before Q2-13 reflect Dycom prior to the Acquisition. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. Contract Revenue Growth (a)Fiscal 2010 includes an incremental week as the result of Dycom’s 52/53 week fiscal year.

21 Margins and Earnings Expansion (a) The amounts and percentages for EBITDA – Adjusted and amounts for Income from continuing operations –Non-GAAP are Non-GAAP financial measures adjusted to exclude certain items. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. Adjusted EBITDA expanding in recent periods as a percentage of revenue Earnings growth from higher revenues and tight cost controls Note: Annual numbers reflect Dycom prior to Acquisition 10.6% 8.7% 10.6% 11.3% 7% 9% 11% 13% 15% FY2009 FY2010 FY2011 FY2012 Annual EBITDA - Adjusted as a Percent of Revenue $117.2 $85.8 $110.2 $135.5 $20.9 $6.8 $21.9 $39.4 $0 $40 $80 $120 $160 FY2009 FY2010 FY2011 FY2012 Annual EBITDA - Adjusted and Income (Loss) from Continuing Operations - Non-GAAP ($ in millions) EBITDA - Adjusted (Non-GAAP) (a) Income from continuing operations - Non-GAAP(a)

22 $54.1 $43.9 $65.1 $91.3 $- $20 $40 $60 $80 $100 FY2010 FY2011 FY2012 FY 2013 (Q3 YTD) Cash Flow from Operations ($ in millions) FY2010 FY 2013 (Q3 YTD)Full Fiscal Years Nine months ended April 27, 2013 $46.6 $49.2 $52.8 $41.3 $- $20 $40 $60 $80 FY2010 FY2011 FY2012 FY 2013 (Q3 YTD) Capital Expenditures, net (a) ($ in millions) FY2012 FY 2013 (Q3 YTD)Full Fiscal Years Nine months ended April 27, 2013 Cash Flow and Liquidity Investing and Financing Transactions  Acquisition expenditures of $319.0 million in FY 2013 for newly acquired subsidiaries  Borrowings under new, 5-year credit facility and $90.0 million add-on to Senior Subordinated Notes due 2021 Cash Flow From Operations  Strong cash flows to fund growth (a) Capital expenditures, net of proceeds from asset sales represents capital expenditures less proceeds from sale of assets.

23 Note: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. $2,019 $2,003 $- $750 $1,500 $2,250 Q2-13 Q3-13 Backlog ($ in millions) Q3-13 Results  Organic revenue growth of 6.2% in Q3-13  Revenues of $122.9 million from Acquired Subsidiaries  Consolidated Adjusted EBITDA of 10.1%, including integration expenses of $1.4 million in Q3-13 Financial Results Backlog  Backlog of $2.003 billion at Q3-13  Next 12 months backlog of $1.208 billion at Q3-13  Q2-13 acquired backlog of $462 million $296.1 $314.5 $122.9 10.1% 10.1% 5% 10% 15% $- $50 $100 $150 $200 $250 $300 $350 $400 $450 Q3-12 Q3-13 Ad ju ste d EB IT DA % Con tra ct Re ve nu es ($ in m illi on s) Revenue & EBITDA % Acquired Subsidiaries Adjusted EBITDA % $437.4

24 Strong Balance Sheet and Liquidity January 26, 2013 April 27, 2013 22.6$ 18.2$ $275 million revolver 20.0$ 36.0$ Term Loan 125.0$ 123.4$ 277.5$ 277.5$ Total Debt (*) 422.5$ 436.9$ 44.1$ 46.7$ 210.9$ 192.3$ 7.125% Senior Subordinated Notes, due January 2021 (*) Letters of Credit outstanding Availability on Senior Credit Agreement Senior Credit Agreement, matures December 2017 Cash and equivalents Debt: (*) Excludes $3.7 million debt premium at Q3-13 to be amortized ($ in millions) Financial profile positioned to address emerging industry opportunities  $400 million Senior Credit Facility - maturity in Dec 2017  $125 million Term Loan  $275 million Revolver  Attractive financing terms  Ample liquidity  Senior Subordinated Notes - maturity in 2021

25 Capital Allocated to Maximize Shareholder Returns Organic growth, solid free cash flow and confidence in industry outlook promotes capital allocation strategy to further expand shareholder returns December 2012 acquisition further strengthens our customer base, geographic scope, and technical service offerings Share repurchases of over 15% of outstanding shares during fiscal 2011 through fiscal 2013 creates incremental shareholder value and reduces equity claims on future earnings

Selected Information from Q3-13 Dycom Results Conference Call Materials** **The following three slides (slides 27 through 29) were used on May 22, 2013 in connection with the Company’s conference call to discuss fiscal 2013 third quarter results and are included here for your convenience. Reference is made to slide (slide 2) titled “Forward-Looking Statements and Non-GAAP Information.” The information and statements contained in these slides that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-K’s filed with the Securities and Exchange Commission on May 22, 2013 and May 23, 2013.

27 Looking Ahead Outlook Contract Revenues Continued total and organic revenue growth as services to wireless carriers remain robust, cable construction strengthens and customers maintain growing expenditures Gross Margin % Improving margin trends as legacy margins remain solid and integration activities continue G&A Expense % G&A expense steady as a % of revenue and includes near-term integration expenses Depreciation & Amortization Depreciation & amortization which approach $25 million in Q4-13 but step down in Q1-14 when amortization of intangibles declines from $7.1 million in Q4-13 to $5.2 million in Q1-14 Interest Expense Interest expense of $6.7 million quarterly reflecting near term cash expenditures to support current operations Other Income Other income from asset sales of approximately $0.8 - $1.3 million per quarter Diluted Shares Approximately 34 million diluted shares in Q4-13 with shares gradually increasing in subsequent quarters reflecting the future vesting and value of employee equity awards Liquidity Ample cash on hand and revolver availability. Revolver borrowings of $36.0 million at end of Q3-13 expected to increase slightly through the fall of this calendar year due to seasonal factors

28 Looking Ahead Q4-2013 Outlook (all amounts are estimates - actual amounts may differ) ($ in millions) Q4-2012 Q4-2013 Y-O-Y Comments Contract Revenues- (Non-GAAP for Q4-12) $315.8 (excluding $2.3 million of storm revenues) $455.0 - $475.0 (including $120.0 - $130.0 from acquired subsidiaries) Mid to high single digit organic growth after excluding $2.3 million of storm revenues from Q4-12 Gross Margin % (as a percent of revenue) 20.7% % in-line with Q4-12 Improving margins for legacy operations and sequential improvement for acquired subsidiaries G&A Expense % (as a percent of revenue) 8.6% % in-line with Q4-12 G&A expense in Q4-13 includes ongoing integration expenses for acquired subsidiaries Stock based compensation (included in G&A) $ 2.1 $ 2.6 Reflects impact of employee equity awards and is included in G&A expense Depreciation & Amortization (“D&A”) $15.6 $24.7 - $25.2 (b) Amortization of approximately $7.1 million; D&A increase primarily from newly acquired fixed assets and intangibles Interest Expense $4.2 $6.7 Increase in interest expense related to acquisition borrowings and reflects near term cash expenditures to support current operations Other Income $2.9 $0.8 - $1.3 Decline as fewer assets expected to be sold in Q4-13 Adjusted EBITDA %(a) 12.7% EBITDA % approaching the Q4-12 result Total EBITDA increases from growth in organic operations and contributions from acquired businesses EPS – Diluted $ 0.39 $0.40 - $0.47 EPS increase reflecting growth in total EBITDA offset in part by incremental depreciation, amortization, and interest combined with lower other income (a) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, write-off of deferred financing costs, and acquisition-related costs. (b) Depreciation and amortization expense could fluctuate based on timing of cap-ex and completion of final purchase accounting allocations for the acquired subsidiaries.

29 Additional Information - Acquired Subsidiaries (a) Estimated future amortization are based on the Company’s preliminary allocation of the purchase price which is subject to revision as additional information about fair value of intangible assets becomes available. Amortization of Intangibles of Acquired Subsidiaries Q4 - 2013 - FY 2017 (a) ($ in millions) Estimated Quarterly Expense: Q4-13 $ 5.5 Q1-14 $ 3.6 Q2-14 $ 3.2 Q3-14 $ 2.6 Q4-14 $ 2.6 Estimated Expense by Fiscal Year: FY 2014 $ 12.0 FY 2015 $ 9.2 FY 2016 $ 8.8 FY 2017 $ 8.3 Thereafter $ 38.5

Supplemental Schedules Regulation G Disclosures

31 Regulation G Disclosure (a) Year-over-year growth percentage is calculated as follows: (i) revenues in the current twelve month period less (ii) revenues in the comparative prior twelve month period; divided by (ii) revenues in the comparative prior twelve month period. (b) Revenues from businesses acquired has been included on organic growth (decline) only if the results were included for the ful l year in each period. (c) Non-GAAP adjustments in FY 2010 reflect adjustments in Q4-10 result from the Company’s 52/53 week fiscal year of $20.1 million. The Q4-10 Non-GAAP adjustments reflect the impact of the additional week in Q4-10 and are calculated by dividing contract revenues by 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenue for Q4-10 on a Non-GAAP basis for comparison purposes. Amounts may not foot due to rounding. Reconciliation of GAAP to Non-GAAP Measures Calculation of Organic Growth (Decline) % (excluding revenues from storm restoration services and businesses acquired) ($ in millions) Revenues from businesses acquired (b) Revenues from storm restoration services Adjustment for extra week as a result of 52/53 week fiscal year (c) Total Adjustment GAAP NON-GAAP FY 2012 1,201.1$ (54.5)$ (6.0)$ -$ (60.5)$ 1,140.6$ 16.0% 15.4%,035.9 33.8 47.8 988.1 FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ 4.8% 2.0%988.6 - (20.1) 6 .5 FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ (10.7)% (10.5)%Q4-1 1,106.9 - (4.3) 1,082.6 0.0% 0.0% FY 2009 1,106.9$ -$ (24.3)$ -$ (24.3)$ 1,082.6$ Q4-09 1,230.0$ (101.9)$ (101.9)$ 1,128.1$ FY 2009 1,106.9$ -$ (24.3)$ -$ (24.3)$ 1,082.6$ (10.0)% (12.0)%,230.0 - - ,230.0 FY 2008 1,230.0$ -$ -$ -$ -$ 1,230.0$ GAAP Contract Revenues NON-GAAP Contract Revenues Organic Growth (Decline) % (excluding revenues from storm restoration services and businesses acquired) (a)NON-GAAP ADJUSTMENTS

32 Regulation G Disclosure Amounts may not foot due to rounding. (a) Year-over-year growth (decline) percentage is calculated as follows: (i) revenues in the quarterly period less (ii) revenues in the comparative prior year quarter period; divided by (iii) revenues in the comparative prior year quarter period. (b) Revenues from businesses acquired has been included on organic growth (decline) only if the results were included for the full quarter in each period. (c) Other Non-GAAP adjustments in Q4-10 result from the Company’s 52/53 week fiscal year. The Q4-10 Non-GAAP adjustments reflect the impact of the additional week in Q4-10 and are calculated by dividing contract revenues by 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP- contract revenues to calculate 13 weeks of revenue for Q4-10 on a Non-GAAP basis for comparison purposes. Reconciliation of GAAP to Non-GAAP Measures ($ in millions) GAAP NON-GAAP (Organic) Revenues from businesses acquired (b) Revenues from storm restoration services Other (c) Q3-13 Organic Growth: Q3-13 437.4$ (122.9)$ -$ -$ 314.5$ 47.7% 6.2% Q3-12 296.1$ -$ -$ -$ 296.1$ Prior Quarters Organic Growth: Q2-13 369.3$ (75.9)$ (16.7)$ -$ 276.7$ 38.1% 3.5% Q2-12 267.4$ -$ -$ -$ 267.4$ Q1-13 323.3$ -$ -$ -$ 323.3$ 1.2% 2.4% Q1-12 319.6$ -$ (3.7)$ -$ 315.8$ Q4-12 318.0$ -$ (2.3)$ -$ 315.8$ 4.7% 9.0% Q4-11 303.7$ -$ (14.1)$ -$ 289.7$ Q3-12 296.1$ -$ -$ -$ 296.1$ 17.3% 17.3% Q2-12 267.4$ (13.6)$ -$ -$ 253.8$ 22.5% 19.2%2-11 218.2$ (5.3)$ 212.9$ Q1-12 319.6$ (14.5)$ (3.7)$ -$ 301.4$ 22.2% 15.2%261.6$ -$ 261.6$ Q4-11 303.7$ (14.1)$ (14.1)$ -$ 275.5$ 7.9% 5.4%4-10 281.5$ (20.1)$ 261.4$ 11.6 9.9 Q3-11 252.4$ (14.4)$ -$ -$ 238.0$ 8.9% 2.7%4-09 231.6$ -$ 231.6$ Q2-11 218.2$ (5.3)$ -$ -$ 212.9$ 0.9% (1.6)%4-09 216.3$ -$ 216.3$ Q1-11 261.6$ -$ -$ -$ 261.6$ 1.0% (c) 1.0% (c)4-09 259.1$ -$ 259.1$ Q4-10 281.5$ -$ -$ (20.1)$ 261.4$ 4.4% (3.1)%4-09 269.7$ -$ 269.7$ NON-GAAP Contract Revenues Revenue Growth (Decline) % (a)GAAP Contract Revenues The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth (revenue growth excluding revenues from storm restoration services and businesses acquired). NON-GAAP ADJUSTMENTS

Regulation G Disclosure

The below table presents the Non-GAAP financial measures of EBITDA and Adjusted EBITDA for the respective periods. EBITDA and Adjusted EBITDA are Non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense and Adjusting items. The Company believes these Non-GAAP financial measures provide information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses these Non-GAAP financial measures to evaluate its past performance and prospects for future performance. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. These tables present a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure.

Reconciliation of GAAP to Non-GAAP measures ($ in millions) (amounts may not add due to rounding)	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012	Q3-12	Q3-13
Adjusting Items:						
Write-off of deferred financing costs	$ 0.6	$ -	$ -	$ -	$ -	$ -
(Loss) gain on debt extinguishment, net	(3.0)	-	8.3	-	-	-
Goodwill impairment charges	94.4	-	-	-	-	-
Charges for wage and hour litigation	-	1.6	0.6	-	-	-
Reversal of interest expense on income tax liabilities	(0.3)	-	-	-	-	-
Reversal of certain income tax related liabilities	(1.4)	(1.0)	-	-	-	-
Valuation allowance on deferred tax asset	-	1.1	-	-	-	-
Acquisition related costs	-	-	0.2	-	-	-
Pre tax effect of Adjusting Items	$ 91.7	$ 1.6	$ 9.1	$ -	$ -	$ -
After tax effect of Adjusting Items	$ 74.0	$ 0.9	$ 5.8	$ -	$ -	$ -
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)						
Net income (loss) (GAAP)	$ (53.2)	$ 5.8	$ 16.1	$ 39.4	$ 9.6	$ 7.2
Income (loss) from discontinued operations	(0.1)	-	-	-	-	-
Income (loss) from continuing operations, net of tax	(53.1)	5.8	16.1	39.4	9.6	7.2
Provision (benefit) for income taxes	(1.4)	4.9	12.4	25.2	6.0	4.6
Pre-tax income (loss) from continuing operations	(54.5)	10.7	28.5	64.6	15.6	11.8
Interest expense (income), net	14.5	14.2	15.9	16.7	4.2	6.6
Depreciation	58.6	57.2	55.8	56.2	13.9	17.5
Amortization	6.8	6.4	6.7	6.5	1.6	7.1
EBITDA	25.4	88.5	106.9	144.0	35.4	43.0
Gain on sale of fixed assets	(3.9)	(7.7)	(10.2)	(15.4)	(7.4)	(1.5)
Stock-based compensation expense	3.9	3.4	4.4	7.0	1.9	2.5
Pre-tax effect of Adjusting Items (from above) (a)	92.0	1.6	9.1	-	-	-
EBITDA - Adjusted (Non-GAAP)	$ 117.2	$ 85.8	$ 110.2	$ 135.5	$ 29.9	$ 44.0

(a) Amounts exclude items already added back into the calculation of EBITDA

Reconciliation of Income from continuing operations, net of tax (GAAP), to income from continuing operations, net of tax - Adjusted (Non-GAAP)

	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012
Income (loss) from continuing operations, net of tax	$ (53.1)	$ 5.8	$ 16.1	$ 39.4
Adjusting Items from above, after tax	74.0	0.9	5.8	-
Income from continuing operations - Adjusted (Non-GAAP)	$ 20.9	$ 6.8	$ 21.9	$ 39.4

	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012	Q3-12	Q3-13
Total contract revenues	$ 1,106.9	$ 988.6	$ 1,035.9	$ 1,201.1	$ 296.1	$ 437.4
EBITDA (from above) as a percentage of contract revenues	2.3%	9.0%	10.3%	12.0%	12.0%	9.8%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	10.6%	8.7%	10.6%	11.3%	10.1%	10.1%

DYCOM INDUSTRIES INC.

33

Regulation G Disclosure





Calculation of Cumulative Cash Flows Fiscal 2002 through April 27, 2013
($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities (a)	Other Investing Activities (b)	Total Other Financing and Investing Activities
FY-13 (YTD Q3)	$ 91.3	$ (41.3)	$ (319.0)	$ (15.2)	$ 234.6	$ (0.0)	$ 234.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
FY-06	102.3	(47.3)	(65.4)	(186.2)	141.2	(0.3)	140.9
FY-05	87.4	(48.4)	(8.5)	-	(1.8)	22.9	21.1
FY-04	124.2	(28.6)	(175.2)	-	1.3	35.0	36.3
FY-03	25.0	(13.2)	-	-	1.7	18.3	20.0
Cumulative	$ 932.7	$ (477.4)	$ (665.9)	$ (311.5)	$ 405.8	$ 76.3	$ 482.2

Cash at July 27, 2002	$ 42.9
Cash at April 27, 2013	18.2
Difference representing beginning cash used during the period	$ 24.7
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 506.8

(a) Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.
(b) Other investing activities represents net cash provided by (used in) investing activities less capital expenditures, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.

DYCOM INDUSTRIES INC.
34

Amounts may not foot due to rounding.

2013 Credit Suisse Engineering & Construction Conference June 6, 2013